Exhibit 10.35

TWELFTH AMENDMENT

(1740 TECHNOLOGY)

THIS TWELFTH AMENDMENT (this "Amendment") is made and entered into as of August 31, 2022 (the "Effective Date"), by and between HUDSON 1740 TECHNOLOGY, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord (as successor in interest to CA-1740 Technology Drive Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain Office Lease dated August 5, 2013, as previously amended by that certain First Amendment dated October 9, 2013, by that certain Second Amendment dated April 17, 2014, by that certain Third Amendment dated October 13, 2014, by that certain Fourth Amendment dated March 23, 2015, by that certain Fifth Amendment dated July 28, 2016, by that certain Confirmation Letter dated April 11, 2017, by that certain Sixth Amendment dated January 29, 2018, by that certain Seventh Amendment dated April 4, 2018, by that certain Eighth Amendment dated November 23, 2020, by that certain Ninth Amendment dated August 23, 2021, by that certain Tenth Amendment dated May 18, 2022 (the "Tenth Amendment"), and by that certain Eleventh Amendment dated June 28, 2022 (as amended, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing a total of approximately 196,011 rentable square feet of office space and approximately 236 rentable square feet storage space (collectively, the "Existing Premises") in the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California 95110 (the "Building").
B.
Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
The Suite 460 Target Delivery Date. Subsection 1.1 of the Tenth Amendment is hereby deleted in its entirety and the following is substituted in lieu thereof:

1.1 Suite 460 Target Delivery Date. Effective as of the date hereof, the Suite 460 Target Delivery Date, as defined in Section 8.2 of the Seventh Amendment, shall be November 1, 2022. However, if the Suite 460 Expansion Effective Date, as defined in Section 8.2 of the Seventh Amendment, has not occurred by November 1 , 2022 (i.e., if Landlord has not delivered Suite 460 to Tenant free from occupancy by any party (including, without limitation, free of any such parties' personal property)), as such November 1, 2022 date may be extended by the number of days of Force Majeure Delays (as defined below), then, as Tenant's sole remedy, Tenant shall be entitled to a rent abatement following November 1, 2022 (as such date may be extended pursuant to this Section 1.1) of $789.15 for every day in the period beginning on November 1, 2022 (as such date may be extended pursuant to this Section 1.1) and ending on the date immediately preceding the Suite 460 Expansion Effective Date. For purposes of this Section 1.1, "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting Landlord's delivery of Suite 460 to Tenant due to fire; earthquake or other acts of God; pandemic; acts of the public enemy; riot; public unrest; insurrection; evacuation; strikes or boycotts; or any other cause beyond the reasonable control of Landlord.

2.
Miscellaneous.
2.1.
This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.
2.2.
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
2.3.
In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
2.4.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

2.5.
Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current delivery hereof with original ink signatures of each person and entity. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.
2.6.
Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON 1740 TECHNOLOGY, LLC,

a Delaware limited liability company

By: Hudson Pacific Properties, L.P.,

a Maryland limited partnership,

its sole member

By: Hudson Pacific Properties, Inc.,

a Maryland corporation,

its general partner

By: /s/ Kenneth Young

Name: Kenneth Young

Title: Senior Vice President, Leasing

TENANT:	NUTANIX, INC., a Delaware corporation By: /s/ Prairie Padilla Name: Prairie Padilla Title: VP, Corporate Controller